WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES (AS THE TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OR TO A U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

No. W-010                    Warrant to Purchase 169,333 Shares of Common Stock

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            VALENCE TECHNOLOGY, INC.

                            VOID AFTER JUNE 29, 2003

This certifies that, for value received, ACQUA WELLINGTON VALUE FUND LIMITED, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Valence Technology, Inc. (the "Company"), a Delaware corporation, 169,333 shares of the Common Stock of the Company, as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefore in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in SECTION 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefore as provided herein.

1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on June 29, 2003 (the "Warrant Expiration Date"), and shall be void thereafter.

2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be $18.4547 per share of Common Stock, as adjusted from time to time pursuant to SECTION 11 hereof.

3. EXERCISE OF WARRANT.

     3.1 The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 1,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in SECTION 11 below), at any time, or from time to time, during the term hereof as described in SECTION 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment
(i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased.

     3.2 This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Warrant under this SECTION 5.

6. RIGHTS OF STOCKHOLDERS. Subject to SECTIONS 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

7. TRANSFER OF WARRANT.

     7.1 WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     7.2 WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7.1 above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     7.3 TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

     7.4 EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this SECTION 7, the Company at its expense shall issue to, or on the order of, the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

     7.5 COMPLIANCE WITH SECURITIES LAWS.

         (a) The Holder, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

         (b) The Holder is not a "U.S. Person" within the meaning of Rule 902(k) of Regulation S.

         (c) The Warrant was not offered to the Holder in the United States and at the time of execution of this Warrant and at the time of any offer to the Holder to enter into this Warrant, the Holder was physically outside of the United States.

         (d) The Holder is acquiring the Warrant in an "offshore transaction" (as defined in Rule 902(h) of Regulation S).

         (e) The Holder, by acceptance hereof, acknowledges that the Company has the exclusive right at its sole discretion to refuse to register any transfer of the shares of Common Stock to be issued upon exercise of this Warrant not made in accordance with the provisions of Regulation S promulgated under the Securities Act of 1933, as amended.

         (f) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (TOGETHER WITH THE REGULATIONS PROMULGATED THEREUNDER, THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHIN THE UNITED STATES (AS THE TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) OR TO A U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

8. RESERVATION OF STOCK. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty to executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. NOTICES.

     9.1 In case:

         (i) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

         (iii) of any voluntary dissolution, liquidation of winding-up of the company, then, and in each such case, the Company will cause to be mailed by first class or certified mail receipt requested postage prepaid to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 5 days prior to the date therein specified.

     9.2 MANNER OF NOTICE. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Holder:                                  To the Company:

____________________________                Valence Technology, Inc.
____________________________                301 Conestoga Way
____________________________                Henderson, Nevada  89015
____________________________                Attn:  Jay L. King, Chief Financial
____________________________                            Officer
____________________________                Fax Number:  (702) 558-1001

With copies to:                             With copies to:

____________________________                Troop Steuber Pasich Reddick &
____________________________                Tobey, LLP
____________________________                2029 Century Park East, 24th Floor
____________________________                Los Angeles, CA  90067-3010
____________________________                Attn:  Lisa H. Klein
____________________________                Fax Number:  (310) 728-2362

     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this SECTION 9 by giving the other party written notice of the new address in the manner set forth above.

10. AMENDMENTS.

     10.1 Any term of this Warrant may be amended with the written consent of both the Company and the Holder.

     10.2 No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

     11.1 MERGER, SALE OF ASSETS, ETC. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this SECTION 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

     11.2 RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change; the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in SECTION 11.

     11.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     11.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders of the Company, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefore, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this SECTION 11.

     11.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this SECTION 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

     11.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

12. MISCELLANEOUS.

     12.1 HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

     12.2 LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

     12.3 SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.4 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     12.5 SATURDAYS, SUNDAYS AND HOLIDAYS. If the Warrant Expiration Date falls on a Saturday, Sunday or legal holiday, the Warrant Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

     12.6 ENTIRE AGREEMENT. This Warrant contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein.

     IN WITNESS WHEREOF, Valence Technology, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  June 29, 2000


                                          VALENCE TECHNOLOGY, INC.


                                          By:
                                          Title:



HOLDER:  ACQUA WELLINGTON VALUE FUND LIMITED


By:
Title:

                               NOTICE OF EXERCISE

                            ------------------------

     (1) The undersigned hereby elects to purchase _________ shares of Common Stock of Valence Technology, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                            ----------------------------------
                                            [Name]

                                            -----------------------------------
                                            [Name]

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                            ----------------------------------
                                            [Name]

                                            -----------------------------------


----------------                            -----------------------------------
[Date]                                      [Signature]

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE           ADDRESS                                NO. OF SHARES
-------------------------------------------------------------------------------





and does hereby irrevocably constitute and appoint ___________________ to make such transfer on the books of Valence Technology, Inc. maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED:

                                   -----------------------------
                                   Signature of Holder


                                   ------------------------------
                                   (Witness)